Exhibit g.2

Amendment to Master Custodian Agreement

This Amendment to Master Custodian Agreement is made as of May 26, 2017, by and among each management company identified on Appendix A hereto (each such management investment company and each management investment company made subject to the Agreement (as defined below) in accordance with Section 18.5 thereof, shall hereinafter be referred to as, the “Fund”) and State Street Bank and Trust Company (the “Custodian”).

Whereas, RidgeWorth Funds and the Custodian entered into a Master Custodian Agreement dated as of August 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and

Whereas, certain series of RidgeWorth Funds listed on Appendix A hereto as “Acquired Portfolios” (each such series hereinafter referred to as, an “Acquired Portfolio”) are expected to be merged with and into the corresponding series of Virtus Asset Trust listed on Appendix A hereto as “Acquiring Portfolios” (each such series hereinafter referred to as, an “Acquiring Portfolio”) following receipt of the approval of the shareholders of such Acquired Portfolio; and

Whereas, in connection with each such merger, each Acquired Portfolio desires to transfer all of its rights and obligations under the Agreement to the corresponding Acquiring Portfolio, and the Acquiring Portfolios are willing and able to accept such rights and obligations; and

Whereas, the Custodian wishes to accept such transfers;

Now Therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the parties acknowledge and agree as follows:

1.	Changes to Parties; Transfers and Acceptance of Actions.

(a)  RidgeWorth Funds hereby transfers all of the rights, liabilities and obligations under the Agreement with respect to an Acquired Portfolio, upon such Acquired Portfolio’s respective merger, to Virtus Asset Trust with respect to such Acquired Portfolio’s corresponding Acquiring Portfolio (the date upon which a given Acquiring Portfolio assumes the rights, liabilities and obligations of its corresponding Acquired Portfolio under the Agreement, hereinafter referred to as such Acquiring Portfolio’s “Effective Date”).

(b)  Virtus Asset Trust hereby agrees to accept such transfer of all of the rights, liabilities and obligations of RidgeWorth Funds under the Agreement with respect to an Acquired Portfolio, solely with respect to such Acquired Portfolio’s corresponding Acquiring Portfolio and upon the applicable Effective Date, and Virtus Asset Trust with respect to the applicable Acquiring Portfolio agrees to replace RidgeWorth Funds with respect to the corresponding Acquired Portfolio as a party to the Agreement effective upon the applicable Effective Date.

(c)  The Custodian hereby agrees to such transfer and accepts Virtus Asset Trust with respect to each Acquiring Portfolio as a counterparty with respect to the Agreement; provided, however, RidgeWorth Funds with respect to an Acquired Portfolio will remain a party to the Agreement (in lieu of Virtus Asset

Trust with respect to the corresponding Acquiring Portfolio) unless and until such Acquired Portfolio merges with and into a corresponding Acquiring Portfolio.

(d)  The parties agree that on the applicable Effective Date for each Acquiring Portfolio, or as soon as reasonably practicable thereafter, the parties will replace Appendix A to the Agreement with an updated Appendix A, reflecting the remaining parties to the Agreement. For sake of clarity, such updated Appendix A shall be effective as of the Effective Date.

(e)  Each Acquiring Portfolio shall be bound by the terms and conditions of the Agreement and shall assume, perform and discharge all of the obligations and liabilities of its corresponding Acquired Portfolio under or in connection with the Agreement, whether actual or contingent and whether arising on, before or after such Acquiring Portfolio’s Effective Date. Any Acquired Portfolio that remains a party to the Agreement (in lieu of a corresponding Acquiring Portfolio) prior to merging with and into its corresponding Acquiring Portfolio shall continue to be bound by the terms and conditions of the Agreement.

(f)  Upon completion of its merger with and into its corresponding Acquiring Portfolio, an Acquired Portfolio shall be released and discharged from all of its obligations and liabilities under or in connection with the Agreement, whether actual or contingent and whether arising on, before or after the date of such merger.

(g)  Any series of RidgeWorth Funds that does not merge with and into a series of Virtus Asset Trust shall be unaffected by this Amendment and shall remain a party to the Agreement until such series is no longer a series of RidgeWorth Funds or is otherwise removed from the Agreement by additional action.

(h)  Section 18.9 of the Agreement is hereby amended to add the following addresses for any notice, instruction or other instrument required to be given under the Agreement with respect to Virtus Asset Trust and/or any Portfolio that is a series thereof:

[Virtus Asset Trust and/or applicable series thereof]

100 Pearl Street

Hartford, CT 06103

Attention: Treasurer

Telecopy: 860-241-1028

with a copy to:

c/o Virtus Investment Partners

100 Pearl Street

Hartford, CT 06103

Attention: Counsel

Telecopy: 860-241-1005

2.	Miscellaneous.

(a)  Except as expressly amended hereby, the Agreement shall remain in full force and effect.

(b)  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

(c)  This Amendment shall be governed by the laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date first written above.

RIDGEWORTH FUNDS, ON BEHALF OF ITSELF AND ITS PORTFOLIOS, AS LISTED ON Appendix A ATTACHED HERETO		VIRTUS ASSET TRUST, ON BEHALF OF ITSELF AND ITS PORTFOLIOS, AS LISTED ON APPENDIX A ATTACHED HERETO

By:	/s/ Julia Short	By:	/s/ Amy Hackett

Name:	Julia Short	Name:	Amy Hackett

Title:	President & CEO	Title:	Vice President and Assistant Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson

Name:	Andrew Erickson

Title:	Executive Vice President

APPENDIX A

Management Investment Companies:

RidgeWorth Funds

Virtus Asset Trust

Acquired Portfolios (each, a series of RidgeWorth Funds)	Corresponding Acquiring Portfolios (each, a series of Virtus Asset Trust)
RidgeWorth Ceredex Large Cap Value Equity Fund	Virtus Ceredex Large-Cap Value Equity Fund
RidgeWorth Ceredex Mid-Cap Value Equity Fund	Virtus Ceredex Mid-Cap Value Equity Fund
RidgeWorth Ceredex Small Cap Value Equity Fund	Virtus Ceredex Small-Cap Value Equity Fund
RidgeWorth Silvant Large Cap Growth Stock Fund	Virtus Silvant Large-Cap Growth Stock Fund
RidgeWorth Silvant Small Cap Growth Stock Fund	Virtus Silvant Small-Cap Growth Stock Fund
RidgeWorth Innovative Growth Stock Fund	Virtus Zevenbergen Innovative Growth Stock Fund
RidgeWorth International Equity Fund	Virtus WCM International Equity Fund
RidgeWorth Seix Core Bond Fund	Virtus Seix Core Bond Fund
RidgeWorth Seix Corporate Bond Fund	Virtus Seix Corporate Bond Fund
RidgeWorth Seix Total Return Bond Fund	Virtus Seix Total Return Bond Fund
RidgeWorth Seix U.S. Mortgage Fund	Virtus Seix U.S. Mortgage Fund
RidgeWorth Seix Limited Duration Fund	Virtus Seix Limited Duration Fund
RidgeWorth Seix Short-Term Bond Fund	Virtus Seix Short-Term Bond Fund
RidgeWorth Seix U.S. Government Securities Ultra-Short Bond Fund	Virtus Seix U.S. Government Securities Ultra-Short Bond Fund
RidgeWorth Seix Ultra-Short Bond Fund	Virtus Seix Ultra-Short Bond Fund
RidgeWorth Seix Floating Rate High Income Fund	Virtus Seix Floating Rate High Income Fund
RidgeWorth Seix High Income Fund	Virtus Seix High Income Fund
RidgeWorth Seix High Yield Fund	Virtus Seix High Yield Fund
RidgeWorth Seix Georgia Tax-Exempt Bond Fund	Virtus Seix Georgia Tax-Exempt Bond Fund
RidgeWorth Seix High Grade Municipal Bond Fund	Virtus Seix High Grade Municipal Bond Fund
RidgeWorth Seix Investment Grade Tax-Exempt Bond Fund	Virtus Seix Investment Grade Tax-Exempt Bond Fund
RidgeWorth Seix North Carolina Tax-Exempt Bond Fund	Virtus Seix North Carolina Tax-Exempt Bond Fund
RidgeWorth Seix Short-Term Municipal Bond Fund	Virtus Seix Short-Term Municipal Bond Fund
RidgeWorth Seix Virginia Intermediate Municipal Bond Fund	Virtus Seix Virginia Intermediate Municipal Bond Fund
RidgeWorth Conservative Allocation Strategy	Virtus Conservative Allocation Strategy Fund
RidgeWorth Growth Allocation Strategy	Virtus Growth Allocation Strategy Fund
RidgeWorth Moderate Allocation Strategy	Virtus Growth Allocation Strategy Fund

Additional series of RidgeWorth Funds:

Capital Innovations Global Resources and Infrastructure Fund